Exhibit (a)(4)

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   PLEASE SEND THIS FORM TO AIMCO'S AGENT (BELOW) IF YOU ALREADY TENDERED YOUR
                 UNITS TO THEM AND WISH TO ACCEPT THE MPF OFFER


                              NOTICE OF WITHDRAWAL

The undersigned hereby withdraws units of limited partnership interest ("Units") in Century Properties Fund XIV heretofore tendered by the undersigned to AIMCO Properties, L.P., pursuant to its tender offer dated March 30, 2007, as may be amended from time to time.

Name of person who tendered Units: ____________________________________________

Name of registered Unit holder (if different):_________________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): __________


Date: _______________, 2007



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Signature of Withdrawing Unit Holder


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Signature of Joint Unit Holder, if any


INSTRUCTIONS

      For a withdrawal to be effective, a written notice of withdrawal must be timely received (i.e., before the Expiration Date, currently set for April 27, 2007) by the information agent for AIMCO Properties, L.P., at its address or facsimile number set forth below. Any such notice of withdrawal must specify the name of the person who tendered the number of Units to be withdrawn and the name of the registered holder of such Units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person who signed AIMCO Properties, L.P.'s letter of transmittal in the same manner as such letter of transmittal was signed. The information agent and its contact information are as follows:

                             THE ALTMAN GROUP, INC.

                                    By Mail:
                                  P.O. Box 268
                               Lyndhurst, NJ 07071

                          By Overnight Courier or Hand:
                           1200 Wall Street, 3rd Floor
                               Lyndhurst, NJ 07071

                                     By Fax:
                                 (201) 460-0050